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                                     EXHIBIT 5.1


                                     [LETTERHEAD]

                                      KUTAK ROCK                ATLANTA
                                     A PARTNERSHIP              KANSAS CITY
                         INCLUDING PROFESSIONAL CORPORATIONS    LITTLE ROCK
                                      SUITE 2900                NEW YORK
                                717 SEVENTEENTH STREET          OKLAHOMA CITY
                             DENVER, COLORADO 80202-3329        OMAHA
                                    (303) 297-2400              PHOENIX
                               FACSIMILE (303) 292-7799         PITTSBURGH
                                                                WASHINGTON


                                   October 21, 1996



Metropolitan Asset Funding, Inc.
929 West Sprague Avenue, Suite 106
Spokane, Washington  99204

Ladies and Gentlemen:

    We have acted as counsel to Metropolitan Asset Funding, Inc. (the "Registrant") in connection with the preparation of (i) the Registration Statement on Form S-3 (Registration No. 333-11447) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), including the form of Prospectus forming a part thereof (the "Prospectus") and (ii) Pre-Effective Amendments thereto (together, the "Registration Statement"). The Registration Statement and the Prospectus relate to the registration of Mortgage Pass-Through Certificates (the "Offered Certificates"). The Offered Certificates will be created and issued pursuant to a Pooling and Servicing Agreement entered into between you, MetWest Mortgage Services, Inc. and The Bank of New York, as trustee (the "Trustee") (the "Pooling Agreement"), as described in the Registration Statement. Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

    We have made such investigations of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of such Offered Certificates. We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion.


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Metrpolitan Asset Funding, Inc.
October 22, 1996
Page 2




    In rendering the following opinions, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have further assumed that the Trust will be organized and operated as described in the Prospectus. We also have assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings.

    We have assumed for the purposes of the opinions set forth below that
(i) the Pooling Agreement has been duly authorized by all necessary action and duly executed and delivered by the parties thereto substantially in the form filed in the Exhibits to the Registration Statement, (ii) the Offered Certificates will be created and issued substantially in the form set forth in the Pooling Agreement, all as described in the Registration Statement, (iii) the Offered Certificates will be duly authorized by all necessary action, duly executed, authenticated by the Trustee and delivered in accordance with the provisions of the Pooling Agreement, and (iv) such Offered Certificates will be sold by you for reasonably equivalent consideration. In addition, we have assumed that the parties to the Pooling Agreement will satisfy their respective obligations thereunder.

    In rendering this opinion herein, we do not express any opinion concerning the laws of any jurisdiction other than the substantive laws of the State of Colorado and the State of New York (without regard to conflict of law principles), and to present judicial interpretations thereof and to facts as they presently exist. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

    On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

    1. The Pooling Agreement constitutes a valid and binding obligation of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

    2. The Offered Certificates offered pursuant to the Registration Statement will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the Pooling Agreement pursuant to which the Offered Certificates were issued;

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Metropolitan Asset Funding, Inc.
October 22, 1996
Page 3




    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Certain Federal Income Tax Consequences", "Legal Matters" and other references thereto in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations or the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                       Respectfully submitted,

                                       /s/ Kutak Rock

                                       Kutak Rock